United States

Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  April 12, 2012

REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

600 La Terraza Boulevard, Escondido, California 92025-3873
(Address of principal executive offices)

(760) 741-2111
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 12, 2012, Realty Income Corporation (the “Company”) entered into a purchase agreement with Citigroup Global Markets Inc. (the “Underwriter”), pursuant to which the Company agreed to issue and sell an additional 1,400,000 shares of the Company’s 6.625% Monthly Income Class F Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Class F Preferred Stock”).  Upon the closing of the offering, the number of shares of Class F Preferred Stock outstanding will increase to 16,350,000.  The additional 1,400,000 shares of Class F Preferred Stock have been priced at $25.2863 per share plus accrued dividends, from and including April 15, 2012 to but excluding April 19, 2012, the anticipated closing of the offering, of $0.0184 per share.

The Class F Preferred Stock is not redeemable by the Company before February 15, 2017, except under circumstances intended to preserve the Company’s status as a real estate investment trust for federal and/or state income tax purposes and except as described below upon the occurrence of a change of control (as defined). On and after February 15, 2017, the Company may, at its option, redeem shares of the Class F Preferred Stock, in whole or from time to time in part, at a redemption price of $25.00 per share plus, subject to exceptions, any accrued and unpaid dividends to the date fixed for redemption. In addition, upon the occurrence of a change of control, the Company may, at its option, redeem shares of the Class F Preferred Stock, in whole or in part, within 120 days after the first date on which such change of control occurred, at a redemption price of $25.00 per share plus, subject to exceptions, any accrued and unpaid dividends to the date fixed for redemption. Upon the occurrence of a change of control, each holder of Class F Preferred Stock will have the right (unless, prior to the change of control conversion date (as defined), the Company has provided or provides notice of its election to redeem some or all of the shares of Class F Preferred Stock as provided in either of the two preceding sentences, in which case such holder will have the right only with respect to shares of Class F Preferred Stock that are not called for redemption) to convert some or all of the shares of Class F Preferred Stock into the Company’s common stock (or, in specified circumstances, certain alternative consideration). The shares of Class F Preferred Stock have no stated maturity, are not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless the Company redeems or otherwise repurchases them or they become convertible and are converted into common stock (or, if applicable, alternative consideration).

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

1.1	Purchase Agreement, dated April 12, 2012, between the Underwriter and the Company.
3.1

Articles Supplementary to the Articles of Incorporation of the Company classifying and designating 14,950,000 shares of the 6.625% Monthly Income Class F Cumulative Redeemable Preferred Stock, dated February 3, 2012 (the “First Class F Articles Supplementary”) (filed as exhibit 3.1 to the Company’s Form 8-K, filed on February 3, 2012 and incorporated herein by reference).

3.2	Certificate of Correction to the First Class F Articles Supplementary, dated April 11, 2012.
3.3

Articles Supplementary to the Articles of Incorporation of the Company classifying and designating 1,400,000 shares of the 6.625% Monthly Income Class F Cumulative Redeemable Preferred Stock, dated April 17, 2012.

4.1

Specimen Stock Certificate representing the 6.625% Monthly Income Class F Cumulative Redeemable Preferred stock (filed as Exhibit 4.1 to the Company’s Form 8-K, filed on February 3, 2012 and incorporated herein by reference).

5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2012	REALTY INCOME CORPORATION

	By:	/s/ Michael R. Pfeiffer
Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Purchase Agreement, dated April 12, 2012, between the Underwriter and the Company.
3.1

Articles Supplementary to the Articles of Incorporation of the Company classifying and designating 14,950,000 shares of the 6.625% Monthly Income Class F Cumulative Redeemable Preferred Stock, dated February 3, 2012 (the “First Class F Articles Supplementary”) (filed as exhibit 3.1 to the Company’s Form 8-K, filed on February 3, 2012 and incorporated herein by reference).

3.2	Certificate of Correction to the First Class F Articles Supplementary, dated April 11, 2012.
3.3

Articles Supplementary to the Articles of Incorporation of the Company classifying and designating 1,400,000 shares of the 6.625% Monthly Income Class F Cumulative Redeemable Preferred Stock, dated April 17, 2012.

4.1

Specimen Stock Certificate representing the 6.625% Monthly Income Class F Cumulative Redeemable Preferred stock (filed as Exhibit 4.1 to the Company’s Form 8-K, filed on February 3, 2012 and incorporated herein by reference).

5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto).